UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DSP Group, Inc.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DSP GROUP, INC.

Notice of Annual Meeting of Stockholders
To Be Held June 9, 2014

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSP Group, Inc., a Delaware corporation, will be held at the InterContinental New York Barclay, 111 East 48th Street, New York City, New York, on Monday, June 9, 2014, at 8:30 a.m., local time, for the following purposes:

1.     Election of Class II Directors. To elect three Class II directors, Ofer Elyakim, Gabi Seligsohn and Yair Seroussi, each to serve until the 2015 annual meeting of stockholders (if Proposal 2 is approved) or until the 2017 annual meeting of stockholders (if Proposal 2 is not approved), and until their successors are elected and qualified, subject to their earlier resignation or removal;

2.     Amendment of Restated Certificate of Incorporation. To approve the amendment of the Restated Certificate of Incorporation of the Company, as amended, to eliminate the classified structure of the Board of Directors;

3.     Selection of Independent Auditors. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2014;

4.     Compensation of the Named Executive Officers. Advisory vote to approve the Company’s named executive officers compensation; and

5.     To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof. Our board of directors has fixed the close of business on April 11, 2014 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors, Ofer Elyakim Chief Executive Officer

Los Altos, California

April [●], 2014

Mailed to Stockholders

on or about April [●], 2014

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DSP GROUP, INC.
161 S. San Antonio Road, Suite 10
Los Altos, CA 94022

Proxy Statement
for 2014 Annual Meeting of Stockholders

General Information

This proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on June 9, 2014, at 8:30 a.m., local time, at InterContinental New York Barclay, 111 East 48th Street, New York City, New York, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 11, 2014 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had [●] shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent will tabulate votes cast by proxy, and a representative from our transfer agent will act as the inspector of elections to tabulate votes cast in person at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, proposal 1 (election of directors), proposal 2 (declassification of the board) and proposal 4 (say-on-pay proposal) are non-routine matters and, therefore, may not be voted upon by brokers without instruction from beneficial owners.

With respect to proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will not affect the election of a Class II director nominee who receives a plurality of votes. Nevertheless, the Company’s bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election shall promptly tender his resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The nomination and corporate governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting.

With respect to proposal 2 of this proxy statement, the affirmative vote of 66 2/3 percent (66-2/3%) of shares of our common stock is required for approval. With respect to proposal 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. With respect to proposal 4 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval, although such vote will not be binding on us. Abstentions will have the same effect as “no” votes on proposals 2, 3 and 4 presented at this annual meeting. Broker “non-votes” will have the same effect as “no” votes on proposal 2, and no effect on proposals 3 and 4, presented at this annual meeting.

The Proxy

The persons named as proxy holders, Ofer Elyakim and Dror Levy, were selected by our board of directors and currently serve as our executive officers.

All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: (1) FOR the election of the Class II director nominees named in this proxy statement; (2) FOR proposals 2, 3 and 4; and (3) with respect to any other matters that may come before the annual meeting, at the discretion of the proxy holders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of Dror Levy, our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws currently authorize the number of directors to be not less than five or more than nine. The number of directors on our board of directors is currently fixed at nine. Our current restated certificate of incorporation and bylaws provide that the board is to be divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Dr. Reuven Regev, and Messrs. Norman J. Rice III and Norman P. Taffe), whose terms will expire at the annual meeting of stockholders to be held in 2016; three Class II directors (Messrs. Ofer Elyakim, Gabi Seligsohn and Yair Seroussi,), whose terms are expiring at this annual meeting; and three Class III directors (Messrs. Tom Lacey, Kenneth H. Traub and Patrick Tanguy), whose terms will expire at the annual meeting of stockholders to be held in 2015.

If Proposal 2 (approval to amend our restated certificate of incorporation to eliminate the classified board structure) is approved, our board will no longer be classified, and all nominees will serve for a one-year term, rather than a three-year term. Specifically, at this annual meeting, if Proposal 2 is approved by stockholders, each Class II director elected by stockholders will hold office for a one-year term expiring at the 2015 annual meeting of stockholders. At the 2015 annual meeting of stockholders, if Proposal 2 has been approved at this annual meeting, each Class III director elected by stockholders will hold office for a one-year term expiring at the 2016 annual meeting of stockholders and the Class II directors previously elected also will need to be re-elected to continue to hold office for another one-year term expiring at the 2016 annual meeting of stockholders. At the 2016 annual meeting of stockholders, if Proposal 2 has been approved at this annual meeting, each Class I director elected by stockholders will hold office for a one-year term expiring at the 2017 annual meeting of stockholders and the Class II and Class III directors previously elected by stockholders also will need to be re-elected to continue to hold office for another one-year term expiring at the 2017 annual meeting of stockholders.

At this annual meeting, the stockholders will elect three Class II directors. Ofer Elyakim, Gabi Seligsohn and Yair Seroussi have each been nominated as a Class II director each to serve until the 2015 annual meeting of stockholders (if Proposal 2 is approved) or until the 2017 annual meeting of stockholders (if Proposal 2 is not approved) and until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that each of Messrs. Elyakim, Seligsohn and Seroussi will be unable or unwilling to serve as a director if elected.

Class II Director Nominees

Ofer Elyakim, 44, currently serves as our Chief Executive Officer and a member of the Board of Directors. Mr. Elyakim joined us in January 2006 as Director of Business Development and Investor Relations, and was promoted to Vice President of Business Development in May 2007. He was promoted to Senior Vice President, President of South East Asia Operations in May 2008. In July 2009, Mr. Elyakim was appointed our Chief Executive Officer. In May 2011, Mr. Elyakim was appointed to our board. Previously, Mr. Elyakim worked as a research analyst covering media and broadcasting companies at CIBC World Markets in New York. Prior to that, he held several management positions at Radvision, Tundo Communications and Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. A certified public accountant, Mr. Elyakim holds an MBA with honors from Columbia Business School and a BA in Computer Science and Accounting from Tel Aviv University. We believe Mr. Elyakim’s qualifications to sit on our board include his extensive knowledge of the company, its products, strategies, and customers through his employment with the company, including as our Chief Executive Officer, his strong leadership skills and his broad experience in executive management roles.

Gabi Seligsohn, 47, has served as one of our directors since May 2013. Mr. Seligsohn was recently appointed as Chief Executive Officer of Kornit Digital Ltd. Kornit Digital develops, manufactures and markets industrial and commercial printing solutions for the garment, apparel and textile industries. Mr. Seligsohn served as the President and Chief Executive Officer of Nova Measuring Instruments (NASDAQ: NVMI), a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market (“Nova”), from August 2006 to August 2013. Mr. Seligsohn joined Nova in 1998 and served in several key positions in the company, including as the Executive Vice President, Global Business Management Group from August 2005 to August 2006. From August 2002 until August 2005, Mr. Seligsohn was President of Nova’s U.S. subsidiary, Nova Inc. Prior to that, he was Vice President Strategic Business Development at Nova Inc. where he established Nova’s OEM group managing the Applied Materials and Lam Research accounts between the years 2000 to 2002. From 1998 to 2000 he served as Global Strategic Account Manager for the company’s five leading customers. Mr. Seligsohn joined Nova after serving as a Sales Manager for key financial accounts at Digital Equipment Corporation. Mr. Seligsohn holds an LL.B. from the University of Reading in England. He was voted CEO of the year for the Israeli Hi-Tech industry by the Israeli management institute in 2010. We believe Mr. Seligsohn’s qualifications to sit on our board include his experience as CEO of leading complex global organizations, his financial expertise, his vast experience in leading a NASDAQ-listed company, as well as his executive leadership and management experience.

Yair Seroussi, 58, has served as one of our directors since February 2002. Since 2009 Mr. Seroussi has been the Chairman of the board of directors of Bank Hapoalim, Israel’s leading bank. Mr. Seroussi served as President of the Israeli Bank Association from 2009 to 2011. Mr. Seroussi was the founder and head of Morgan Stanley Israel for 16 years. He was the founder and Chairman of Mustang Mezzanine Fund. He served as the Chairman of the Investment Committee of Mivtachim, Israel’s largest pension fund, and founded and was a member of various investments committees of private equity funds. Mr. Seroussi served as a director of Israel Corp and Frutarom Industries. Mr. Seroussi is a member of the Board of Governors of the Hebrew University, and Chairman of the Eli Hurvitz Strategic Management Forum at the Tel Aviv University. Mr. Seroussi served over a decade in Israel’s Ministry of Finance where he held several senior positions. Mr. Seroussi holds a Bachelor’s degree in Economics and Political Science from the Hebrew University. We believe Mr. Seroussi’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, as well as his leadership and risk assessment skills, and directorship expertise by being a director of various Israeli companies.

Director Independence

Our board of directors has determined that the director nominees, Messrs. Seligsohn and Seroussi, are “independent” as that term is defined in the published listing requirements of NASDAQ. Director nominee Mr. Elaykim is not deemed “independent” as he is the company’s Chief Executive Officer.

Required Vote

Pursuant to NYSE Rule 452, the uncontested election of directors is no longer a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a director nominee or withhold votes from a director nominee at the brokers’ discretion.

The director nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes will not affect the election of a Class II director nominee who receives a plurality of votes. Nevertheless, the Company’s bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election shall promptly tender his resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The nominating and governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of March 19, 2014:

Name	Age	Position
Patrick Tanguy (1)(2)(3)	53	Chairman of the Board of Directors
Ofer Elyakim (4)	44	Chief Executive Officer and Director
Dror Levy	40	Chief Financial Officer and Secretary
David Dahan	44	Chief Operating Officer
Thomas Lacey (1)(3)	56	Director
Gabi Selignohn (3)(4)	47	Director
Reuven Regev(2)(3)	64	Director
Yair Seroussi (1)(2)	58	Director
Norman Taffe (2)(4)	47	Director
Norman Rice (1)(4)	40	Director
Kenneth H. Traub (2)(4)	52	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nomination and corporate governance committee
(4)	Member of the strategy committee, which committee was formed in June 2013

Ofer Elyakim currently serves as our Chief Executive Officer and a member of the Board of Directors. Mr. Elyakim joined us in January 2006 as Director of Business Development and Investor Relations, and was promoted to Vice President of Business Development in May 2007. He was promoted to Senior Vice President, President of South East Asia Operations in May 2008. In July 2009, Mr. Elyakim was appointed our Chief Executive Officer. In May 2011, Mr. Elyakim was appointed to our board. Previously, Mr. Elyakim worked as a research analyst covering media and broadcasting companies at CIBC World Markets in New York. Prior to that, he held several management positions at Radvision, Tundo Communications and Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. A certified public accountant, Mr. Elyakim holds an MBA with honors from Columbia Business School and a BA in Computer Science and Accounting from Tel Aviv University. We believe Mr. Elyakim’s qualifications to sit on our board include his extensive knowledge of the company, its products, strategies, and customers through his employment with the company, including as our Chief Executive Officer, his strong leadership skills and his broad experience in executive management roles.

Dror Levy currently serves as our Chief Financial Officer. Mr. Levy joined us in August 2002 as Corporate Controller and was promoted to the position of Vice President of Finance in January 2006 and as our Chief Financial Officer and Secretary in July 2006. Prior to joining the Company, Mr. Levy worked at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where he served as an account manager in the high-tech practice. Mr. Levy is a certified public accountant and holds an M.B.A. from Tel Aviv University and a B.A. in Business and Accounting from the Israeli College of Management.

David Dahan currently serves as our Chief Operating Officer. Mr. Dahan joined us in that capacity in February 2012 as Chief Operating Officer. Before joining the company, Mr. Dahan was the Chief Operating Officer at PrimeSense, Ltd., a provider of 3D sensing technology for Kinect, from 2007 to 2012. He previously held managerial positions at CEVA, Inc. (NASDAQ: CEVA), a provider of DSP processor technology for the semiconductor industry, including leading the operations at CEVA as Vice President, from 2003 to 2007. Prior to CEVA, Mr. Dahan held the position of Director of VLSI at the company from 2001 to 2003. Mr. Dahan holds a B.Sc. in Electrical and Computer Engineering from Ben Gurion University in Israel and a MBA from Inter Disciplinary Center in Israel.

Thomas A. Lacey has served as one of our directors since May 2012.  Since May 2013, Mr. Lacey has served as Chief Executive Officer and a director of Tessera Technologies, Inc. (NASDAQ: TSRA). He formerly was the Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and served in those capacities from May 2011 to April 2013. Mr. Lacey also currently serves on the board of directors and the audit committee of International Rectifier Corporation, a leader in power management technology, and has served in those capacities since March 2008. Previously, Mr. Lacey served as the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a global provider of basic input-output software for personal computers, from February 2010 to February 2011. Prior to joining Phoenix Technologies Ltd., Mr. Lacey was the Corporate Vice President and General Manager of the SunFab™ Thin Film Solar Products group of Applied Materials, Inc., from September 2009. Mr. Lacey previously served as President of Flextronics International’s Components Division, now Vista Point Technologies, from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of publicly-traded International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a Bachelor of Arts degree in computer science from the University of California, Berkeley, and masters of business administration degree from the Leavey School of Business at Santa Clara University. We believe Mr. Lacey’s qualifications to sit on our board include his current and past role as CEO of leading technology companies, as well as his executive leadership and management experiences.

Reuven Regev has served as one of our directors since January 2011. Dr. Regev is the Chairman and Chief Executive Officer of Topscan Ltd, a computer peripheral electronic devices company, a company he founded, since 2008. Since 2011 Dr. Regev has also served as a board member of Asparna Ltd, a real time synchronization and collaboration technology company. From 2009 to 2013 Dr. Regev served as the Chairman of Flexicath Ltd, a medical devices company. From 2006 to 2008, Dr. Regev served as Chief Executive Officer and a board member of Karmelsonix Ltd. (ASX: KSX), a medical devices company focused on Asthma treatment and listed on the Australian Stock Exchange. Between 1995 and 2005, Dr. Regev served as the CEO of Vectory Ltd, the High-Tech investment arm of Elbit Imaging (NASDAQ: EMITF). Dr. Regev received a B.Sc. and an M.Sc in Electrical Eng. Communications and Control Systems from the Technion, Israel. He received a M.Sc. and a Ph.D. in Industrial Engineering and Management from Stanford University, California. We believe Dr. Regev’s qualifications to sit on our board include his years of executive and operational experience and his deep understanding of technology companies operating from the U.S. and Israel.

Gabi Seligsohn has served as one of our directors since May 2013. Mr. Seligsohn was recently appointed as Chief Executive Officer of Kornit Digital Ltd. Kornit Digital develops, manufactures and markets industrial and commercial printing solutions for the garment, apparel and textile industries. Mr. Seligsohn served as the President and Chief Executive Officer of Nova Measuring Instruments (NASDAQ: NVMI), a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market (“Nova”), from August 2006 to August 2013. Mr. Seligsohn joined Nova in 1998 and served in several key positions in the company, including as the Executive Vice President, Global Business Management Group from August 2005 to August 2006. From August 2002 until August 2005, Mr. Seligsohn was President of Nova’s U.S. subsidiary, Nova Inc. Prior to that, he was Vice President Strategic Business Development at Nova Inc. where he established Nova’s OEM group managing the Applied Materials and Lam Research accounts between the years 2000 to 2002. From 1998 to 2000 he served as Global Strategic Account Manager for the company’s five leading customers. Mr. Seligsohn joined Nova after serving as a Sales Manager for key financial accounts at Digital Equipment Corporation. Mr. Seligsohn holds an LL.B. from the University of Reading in England. He was voted CEO of the year for the Israeli Hi-Tech industry by the Israeli management institute in 2010. We believe Mr. Seligsohn’s qualifications to sit on our board include his experience as CEO of leading complex global organizations, his financial expertise, his vast experience in leading a NASDAQ-listed company, as well as his executive leadership and management experience.

Yair Seroussi has served as one of our directors since February 2002. Since 2009 Mr. Seroussi has been the Chairman of the board of directors of Bank Hapoalim, Israel’s leading bank. Mr. Seroussi served as President of the Israeli Bank Association from 2009 to 2011. Mr. Seroussi was the founder and head of Morgan Stanley Israel for 16 years. He was the founder and Chairman of Mustang Mezzanine Fund. He served as the Chairman of the Investment Committee of Mivtachim, Israel’s largest pension fund, and founded and was a member of various investments committees of private equity funds. Mr. Seroussi served as a director of Israel Corp and Frutarom Industries. Mr. Seroussi is a member of the Board of Governors of the Hebrew University, and Chairman of the Eli Hurvitz Strategic Management Forum at the Tel Aviv University. Mr. Seroussi served over a decade in Israel’s Ministry of Finance where he held several senior positions. Mr. Seroussi holds a Bachelor’s degree in Economics and Political Science from the Hebrew University. We believe Mr. Seroussi’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, as well as his leadership and risk assessment skills, and directorship expertise by being a director of various Israeli companies.

Norman J. Rice, III has served as one of our directors since May 2013. Since July 2010 Mr. Rice has served as Managing Partner of New Castle Capital Group, LLC, a private equity firm specializing in divestiture, management buyout and exit opportunities for organizations in the middle market. From June 2005 until March 2009, Mr. Rice was the Vice President of the Communications, Media and Entertainment (CME) Vertical Business Unit of CA, Inc. (n/k/a CA Technologies, Inc.) (NASDAQ: CA), an independent enterprise information technology management software and solutions company. From March 2005 until June 2005, Mr. Rice served as Vice President of Business Development of the Aprisma Management Technologies Business Unit of Concord Communications, Inc., a provider of network service management software solutions, until its acquisition by CA, Inc. in June 2005. Prior to that, Mr. Rice was the Vice President of Business and Corporate Development at Aprisma Management Technologies, Inc., a company that provided Network assurance solutions, from January 2002 until its acquisition by Concord Communications, Inc. in February 2005.  From May 2000 until October 2001, Mr. Rice was the Director of Software Solutions and Business Development of HoustonStreet Exchange, Inc., a subsidiary of BayCorp Holdings, Ltd. (AMEX: MWH).  Mr. Rice also served in technology consulting and business development roles in the United States and Europe for MicroStrategy, Inc. (NASDAQ: MSTR), from March 1999 to May 2000.  In addition, Mr. Rice served as an Advisory Board Member of vKernel (n/k/a Quest Software), a then leading provider of performance and capacity management software that ensures vm performance of VMware, Hyper-V and Red Hat environments from June 2009 to January 2011. Mr. Rice has also served on the Board of Directors of Nitro Security Inc. (n/k/a McAfee, Inc.), a then leading provider of security information and event management (SIEM) solutions that provides complete visibility and situational awareness to protect critical information and infrastructure, from July 2007 to September 2008. Mr. Rice has worked for leading private investment firms that focus on enhancing stockholder value for technology related businesses, including as a manager in a Gores Technology Group business from September 2002 until March 2005, as a consultant for The Gores Group, LLC from June 2006 until May 2007 and as a consultant to Marlin Equity Partners, LLC from May 2007 to April 2008. Mr. Rice holds Master’s degrees in Engineering and Management from Dartmouth College and a Bachelor of Science from the University of Michigan. We believe Mr. Rice’s qualifications to sit on our board include his expertise in business strategy, general management, global sales, marketing, product management and business development.

Norman P. Taffe has served as one of our directors since May 2013. Mr. Taffe has been a general manager at SunPower Corporation since June 2013. Since October 2012, Mr. Taffe has served as a member of the Board of Directors of Integrated Device Technology, Inc. (NASDAQ: IDTI), a mixed-signal semiconductor solutions company. He is also Chairman of the Board of Directors of the Second Harvest Food Bank, a non-profit organization, where he has served as a board member since July 2008. Previously, Mr. Taffe served as the Executive Vice President of Consumer and Computation Division of Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress”), a provider of high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value, from May 2005 until May 2012. Prior to that, Mr. Taffe held numerous positions with Cypress, including Marketing Director of the programmable logic and interface products divisions from April 1999 to July 2001, Managing Director of Cypress’ mergers and acquisitions and venture funds from July 2001 to September 2002, Managing Director of the wireless business unit from September 2002 to January 2005, and Vice President of the Personal Communications Division from January 2005 to May 2005. Mr. Taffe also served as a member of the Board of Directors of Cypress Envirosystems, a Cypress-funded independent company that develops system-level products for reducing energy costs with wireless technology, from September 2007 to February 2013. He completed the Program for Management Development at Harvard Business School and has a Bachelor of Science degree in Electrical Engineering from the University of Michigan. We believe Mr. Taffe’s qualifications to sit on our board include his 20 plus years in senior executive positions and his extensive experience in the technology industry.

Patrick Tanguy has served as one of our directors since November 1999 and was appointed as our non-executive Chairman in May 2013. Since September 2007, Mr. Tanguy has been a Managing Director at Wendel, a French-listed investment company. At Wendel, he notably serves as a non-executive director of various company holdings.  From February 1991 to September 2007, Mr. Tanguy served as Managing Director and Chief Executive Officer of various manufacturing and service company: Prezioso S.A., an industrial coating and insulation specialist;   Monne-Decroix, a real estate development company;  Technal Group, an aluminum building systems company; Hays DX France, an express transport services company; DAFSA, a supplier of economic data and financial information; and Steelcase Strafor,  an office furniture manufacturer. Mr Tanguy started his professional career in 1984 at Bain & Co in London and Paris where he was promoted to Partner in 1990. Mr Tanguy received a MBA from HEC Paris. We believe Mr. Tanguy’s qualifications to sit on our board include his experience as CEO of leading complex global organizations, his financial expertise, as well as his executive leadership and management experience, and his understanding of our company acquired during his 10 plus years of service on our board.

Kenneth H. Traub has served as one of our directors since May 2012. Mr. Traub is currently the President and Chief Executive Officer of Ethos Management LLC since 2009, which specializes in investing in and enabling companies to execute strategies to build and unlock stockholder value, and Mr. Traub is also currently general partner of Rosemark Capital, a private equity firm since 2013. Mr. Traub served as President, Chief Executive Officer and director of American Bank Note Holographics, Inc., or ABNH, a global leader in product and document security, from 1999 until its sale in 2008 to JDS Uniphase Corporation, or JDSU, a leading provider of optical and communications products. Mr. Traub managed the turnaround, growth and sale of ABNH. Following the sale of ABNH, Mr. Traub served as Vice President of JDSU in 2008. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in “Voice over IP’ communication technologies and acted as its Executive Vice President, Chief Financial Officer and director until June 1998. Prior to Voxware, he was Vice President of Finance of Trans-Resources, Inc. Mr. Traub currently serves on the boards of directors of the following publicly traded companies: (i) MRV Communications, Inc. (NASDAQ: MRVC) since November 2011 and as Chairman since January 2012, where he is a member of the audit committee, compensation committee and nominating and governance committee; (ii) Athersys, Inc. (NASDAQ: ATHX) since June 2012 where he is a member of the audit committee and compensation committee; and (iii) Vitesse Semiconductor Corp. (NASDAQ: VTSS) since March 2013, where he is a member of the compensation committee. Mr. Traub also served on the board of Phoenix Technologies Ltd. (NASDAQ:PTEC) from November 2009 through its sale in December 2010, where he was a member of the audit committee and compensation committee, served on the board of MIPS Technologies, Inc. (NASDAQ: MIPS) from November 2011 through its sale in February 2013, where he was a member of the audit and governance committee, and served on the board of iPass, Inc. (NASDAQ: IPAS) from June 2009 through June 2013, where he was a member of the compensation committee and the corporate governance and nominating committee, and served on the board of Xyratex Limited (NASDAQ: XRTX) from June 2013 through its sale in March 2014, where he was a member of the audit committee. Mr. Traub received a Master’s in Business Administration from Harvard Business School in 1988 and a Bachelor of Arts degree from Emory University in 1983. We believe Mr. Traub’s qualifications to sit on our board include his extensive experience and expertise in managing and growing companies to maximize shareholder value.

Board Leadership Structure

Our board of directors has a Chairman who is a non-employee director. Our Chairman is responsible for setting the agenda for board meetings, presiding over meetings of the board, facilitating communication among directors and ensuring an appropriate information flow from senior management to the board. Our Chief Executive Officer joined as a member of our board in May 2011. Our board of directors unanimously appointed our Chief Executive Officer to the board in consideration of the insights he brings to the board in light of his day to day leadership of the company and intimate knowledge of our business and operations.

Director Independence

Our board of directors has determined that all non-employee directors of the board, currently consisting of Messrs. Lacey, Regev, Rice, Seligsohn, Seroussi, Taffe, Tanguy and Traub, are “independent” as that term is defined in the NASDAQ listing standards. In making this determination, our board of directors considered transactions and relationships between each director or his immediate family and the company and our subsidiaries, of which there were none in 2013. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the NASDAQ listing standards.

The Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. Our board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Moreover, our nomination and corporate governance committee conducts an annual board assessment and reports its findings to the full board. Upon identification of a risk, the assigned board committee or the full board discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

During 2013, our board of directors met 15 times in meetings or telephonically. No director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the board held in 2013 on which he served, except that (x) Messrs. Rice and Taffe attended four of the six board meetings during the period for which each of them was a director, and (y) Mr. Taffe attended four of the six strategic committee meetings during the period for which he was a member of such committee. In light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. Director attendance at each annual stockholders’ meeting will be posted on our web site at www.dspg.com. It is also the general policy of our board that at the conclusion of each meeting of the board the independent directors shall meet separately with no members of management present.

Compensation Committee

The compensation committee met in meetings or telephonically five times in 2013. The compensation committee currently consists of Messrs.  Seroussi, Taffe, Traub and Tanguy with Dr. Regev as the Chairman. Messrs. Zvi Limon, Yair Shamir and Tanguy were members of the compensation committee until June 2013 (Messrs. Limon and Shamir are no longer members of our board of directors). Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in the NASDAQ listing standards. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Audit Committee

The audit committee met four times in meetings or telephonically in 2013. The audit committee currently consists of Messrs. Lacey, Rice and Seroussi with Mr. Tanguy as the Chairman. Messrs. Limon, Seroussi, Shamir and Tanguy were members of the audit committee until June 2013 (Messrs. Limon and Shamir are no longer members of our board of directors). The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the audit committee is responsible for approving the audit and non-audit services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in November 2002 and further amended in July 2003, January 2005, February 2009 and January 2014 and a copy of which is available on our website at www.dspg.com. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

After considering transactions and relationships between each member of the audit committee or his immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) ”independent” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) “independent” as that term is defined in the NASDAQ listing standards; and (3) financially literate and have the requisite financial sophistication as required by the NASDAQ listing standards. Furthermore, our board of directors has determined that Mr. Tanguy qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he was the Chief Executive Officer of Prezioso S.A., and Monne-Decroix and Technal Group, and in those capacities had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee met twice in meetings or telephonically in 2013. The nomination and corporate governance committee currently consists of Messrs. Seligsohn, Tanguy and Dr. Regev with Mr. Lacey as the Chairman. Messrs. Seroussi and Tanguy and Dr. Regev were members of the nomination and corporate governance committee until June 2013. Our board of directors has determined that all current members of the nomination and corporate governance committee are “independent” as that term is defined in the NASDAQ listing standards. The nomination and corporate governance committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. Additional duties and powers of the nomination and corporate governance committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Strategy Committee

The strategy committee was established in June 2013. It met in meetings or telephonically six times in 2013. The strategy committee currently consists of Messrs. Elyakim, Rice, Seligsohn and Taffe with Mr. Traub as the Chairman. The purpose of the strategy committee is to review and make recommendations to the board regarding the strategic direction of the company, review and assess the long-range strategic objectives of the company and provide oversight of the company’s strategic plan and its implementation. Additional duties and powers of the strategy committee are set forth in its charter, which was adopted and approved in June 2013.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Messrs.  Seroussi, Taffe, Traub and Tanguy with Dr. Regev as the Chairman. Messrs. Limon, Yair Shamir and Tanguy were members of the compensation committee until May 2013. No member of this committee is a present or former officer or employee of the company or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

Qualifications of Directors

Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nomination and corporate governance committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nomination and corporate governance committee, the nomination and corporate governance committee shall consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nomination and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. The committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities. The nomination and corporate governance committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on NASDAQ, as well as other regulatory requirements applicable to us.

Diversity of the Board

Our board of directors does not have a formal policy requiring the nominating and corporate governance committee to consider the diversity of directors in its nomination process. Nonetheless, our board values diversity and diversity is one of the factors considered by the committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, education, skills, geographic representation and backgrounds with a view to have a slate of candidates for election that represents a diversity of views, experiences, and backgrounds.

Director Nomination Process

We do not have a formal director nomination process.

Continuing Directors

Generally, the nomination and corporate governance committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The nomination and corporate governance committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

New Directors

Generally, once a need to add a new board member is identified, the nomination and corporate governance committee will initiate a search by working with staff support, seeking input from board members and senior management and, if necessary, hiring a consultant or search firm. After a slate of possible candidates is identified, members of the nomination and corporate governance committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. A potential new director also may be recommended by a current director, after which the input of the nomination and corporate governance committee and the other members of the board on the merits of his or her appointment to the board would be sought. The nomination and corporate governance committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from the Reporting Persons, that during the fiscal year ended December 31, 2013, all Reporting Persons complied with all applicable filing requirements.

Communications with the Board

Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to the Chairman of the nomination and corporate governance committee, c/o DSP Group, Inc., 2161 S. San Antonio Road, Suite 10, Los Altos, CA 94022. The Chairman of the nomination and corporate governance committee will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o DSP Group, Inc., 2161 S. San Antonio Road, Suite 10, Los Altos, CA 94022.

Stockholder Proposals

The nomination and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nomination and corporate governance committee for the 2015 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no later than [●]. With respect to general stockholder proposals, the stockholder must submit the following relevant information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of our common stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our common stock (a “Derivative Instrument”), (b) any rights to dividends on our common stock beneficially owned by such stockholder that are separated or separable from the underlying shares of our common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principal executive offices no later than [●]: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nomination and corporate governance committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics in July 2003 and further amended it in January 2005. This code applies to all of our employees and is posted on our web site at www.dspg.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on NASDAQ. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

Our board of directors adopted a set of corporate governance guidelines in January 2011. The guidelines set forth the practices our board follows with respect to, among other things, the composition of the board and board committees, director responsibilities, director continuing education and performance evaluation of the board. The guidelines are posted on our web site at www.dspg.com.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 1, 2014, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors as of April 1, 2014; (iii) the named executive officers; and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 161 S. San Antonio Road, Suite 10, Los Altos, CA 94022.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. The percentages are based on 22,552,663 shares of our common stock outstanding as of April 1, 2014. Shares of common stock subject to options, stock appreciation rights or restricted stock units currently exercisable or exercisable within 60 days of April 1, 2014 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or stock appreciation rights, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Stock Appreciation Rights Included in Shares Beneficially Owned (5)

BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	3,886,713	17.2%	_

Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,858,364	8.2%	_

Starboard Value LP and affiliates (3) 830 Third Avenue, 3rd Floor New York, New York 10022	1,650,000	7.3%	_

Rima Senvest Management, LLC (4) 110 East 55th Street Suite 1600 New York, New York 10022	1,176,622	5.2%	_

Ofer Elyakim	403,211	1.8%	364,701

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Stock Appreciation Rights Included in Shares Beneficially Owned (5)

Dror Levy	202,086	*	195,836

David Dahan	29,184	*	18,125

Thomas A. Lacey	26,000	*	25,000

Reuven Regev	50,000	*	50,000

Norman J. Rice III	1,980	*	_

Gabi Seligsohn	10,000	*	10,000

Yair Seroussi	120,000	*	120,000

Norman Taffe	1,600	*	_

Patrick Tanguy	130,000	*	130,000

Kenneth H. Traub	39,153	*	25,000

All directors and executive officers as a group (11 persons)	1,013,214	4.3%	938,662

*	Less than 1%

(1)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 10, 2014, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2013.

(2)

Based on a Schedule 13G/A jointly filed by Dimensional Fund Advisors LP and Dimensional Holdings Inc. on February 10, 2014, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2013.

(3)

Based on a Schedule 13D/A jointly filed by Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd., Starboard Value GP LLC, Starboard Value and Opportunity S LLC, Starboard Principal Co LP, Starboard Principal Co GP LLC, Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld on March 6, 2014 with the Securities and Exchange Commission, reporting aggregate beneficial ownership as of March 5, 2014. The Schedule 13D/A reported sole voting and dispositive power of 1,650,000 shares by Starboard Value LP, sole voting and dispositive power of 1,212,301 shares by Starboard Value and Opportunity Master Fund Ltd., sole voting and dispositive power of 437,699 shares by Starboard Value and Opportunity S LLC, sole voting and dispositive power of 1,650,000 shares by Starboard Value GP LLC, sole voting and dispositive power of 1,650,000 shares by Starboard Principal Co LP, sole voting and dispositive power of 1,650,000 shares by Starboard Principal Co GP LLC, and shared voting and dispositive power of 1,650,000 shares by Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld.

(4)

Based on a Schedule 13G/A jointly filed by Rima Senvest Management, LLC and Richard Mashaal on February 13, 2014, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2013.

(5)

For purposes of the above table, with respect to stock appreciation right awards granted to all of our executive officers, the number of shares of our common stock subject to stock appreciation right awards that are currently exercisable or exercisable within 60 days of April 1, 2014 is calculated based on 50% of the units subject to such awards for grants prior to 2009, 75% of the units subject to such awards for grants in 2009, 67% of the units subject to such awards for grants in 2010 and 2011 and 50% of the units subject to such awards for grants in 2013. The percentages represent the maximum number of shares that could be issued upon the exercise of those stock appreciation right awards. Our directors do not receive stock appreciation right awards.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,125,000	$ 5.76	2,374,414 (1)

Equity compensation plans not approved by security holders (2)	3,505,413	$ 8.82	182,536

Total	4,630,413	$ 8.08	2,556,950

(1)	The amount includes 713,903 shares of common stock available for future issuance under our 1993 Employee Stock Purchase Plan as of December 31, 2013.

(2)

Neither the Amended and Restated 1998 Non-Officer Employee Stock Option Plan (the “1998 Plan”) nor the Amended and Restated 2003 Israeli Share Incentive Plan (the “2003 Plan”) was previously approved by our stockholders. The total number of shares of common stock available for the grant of options under the 2003 Plan was increased on the first day of each calendar year beginning in 2004 by a number of shares equal to three percent of the number of shares of our common stock outstanding as of such date or a lesser number as determined by the administrator of the plan; provided, however that in May 2011, our board of directors approved an amendment and restatement of the 2003 Plan to eliminate the automatic annual increase in the authorized number of shares of our common stock available for grant under the 2003 Plan after 2012. Furthermore, after our stockholders approved our 2012 Equity Incentive Plan at the 2012 annual meeting of stockholders, the 2003 Plan terminated.

Amended and Restated 1998 Non-Officer Employee Stock Option Plan

Our board of directors adopted the 1998 Plan in November 1998. As of December 31, 2013, 5,062,881 shares of common stock were authorized and 182,536 shares of common stock remained available for grant. The board of directors, or a committee designated by the board of directors, administers the 1998 Plan. The administrator has the sole discretion to interpret any provision of the 1998 Plan, and to determine the terms and conditions of awards of non-qualified stock options or stock appreciation rights under the 1998 Plan. Options and stock appreciation rights currently may be granted to our employees and employees of any of our subsidiaries. Officers may not be granted options or stock appreciation rights under the 1998 Plan. The material features of the 1998 Plan are summarized below.

Term. The term of each option or stock appreciation right shall be stated in the applicable option or stock appreciation right agreement.

Exercise Price or Base Appreciation Right. The exercise price per share of common stock for an option and the base appreciation amount for a stock appreciation right shall be determined by the administrator.

Vesting. Each option or stock appreciation right shall vest in accordance with a schedule as determined by the administrator.

Early Exercise. An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the administrator determines to be appropriate.

Transferability. Options and stock appreciation rights are transferable to the extent provided in the applicable option agreement or stock appreciation right agreement.

Termination of Employment. A participant may not exercise an option or stock appreciation right after the termination of the participant’s employment, director or consulting relationship with us or with any of our subsidiaries, except to the extent specified in the applicable option or stock appreciation right agreement. Where the option or stock appreciation right agreement permits the exercise of the option or stock appreciation right following termination of the participant’s employment or other service relationship with us or any of our subsidiaries, the option or stock appreciation right shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option or stock appreciation right, which ever occurs first.

Acquisition of the Company. If we are acquired whether by sale, transfer of assets, merger or similar transaction, the administrator shall have the authority to provide for the full automatic vesting and exercisability of one or more outstanding unvested options or unvested stock appreciation rights under the 1998 Plan on such terms and conditions as the administrator may specify.

Amendment and Termination of the Plan. The 1998 Plan will continue until it is terminated by the board of directors. The board may amend the 1998 Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option or stock appreciation right previously granted under the 1998 Plan. No option or stock appreciation right may be granted during any suspension of or after termination of the 1998 Plan.

Amended and Restated 2003 Israeli Share Incentive Plan

Our board of directors adopted the 2003 Plan in November 2002. Pursuant to the plan terms, the number of shares authorized for issuance increased annually on the first business day of each calendar year equal to three percent of the number of shares of our common stock issued and outstanding as of such date or a lesser number of shares as determined by the board of directors; provided, however that in May 2011, our board of directors approved an amendment and restatement of the 2003 Plan to eliminate the automatic annual increase in the authorized number of shares of our common stock available for grant under the 2003 Plan after 2012. Furthermore, after our stockholders approved the 2012 Equity Incentive Plan at the 2012 annual meeting of stockholders, the 2003 Plan terminated. As of December 31, 2013, 10,700,543 shares of common stock were granted under the 2003 Plan and stock option and stock appreciation rights to acquire 2,433,819 shares of common stock remained outstanding under the 2003 Plan.

The board of directors, or a committee designated by the board of directors, administered the 2003 Plan. The administrator had the sole discretion to interpret any provision of the 2003 Plan and to determine the terms and conditions of the options and stock appreciation rights issued under the 2003 Plan. Our employees and other service providers and employees and other service providers of any of our subsidiaries were eligible to receive grants of options and stock appreciation rights. The material features of the 2003 Plan are summarized below.

Term. The term of each option or stock appreciation right were stated in the applicable option agreement or stock appreciation right agreement.

Exercise Price or Base Appreciation Right. The exercise price per share of common stock for an option and the base appreciation amount for a stock appreciation right were determined by the administrator and were set forth in the applicable option or stock appreciation right agreement.

Vesting. Each option or stock appreciation right vested in accordance with a schedule as determined by the administrator.

Transferability. Options and stock appreciation rights were non-transferable except as provided in the option or stock appreciation right agreement. During the lifetime of the participant, the option or stock appreciation right were exercisable only by the participant.

Termination of Employment. In the event a participant’s employment relationship with us or any of our subsidiaries was terminated other than for cause or as a result of death or disability, the vested portion of the option or stock appreciation right was exercisable for 90 days after the date of termination. In the event a participant’s employment relationship with us or any of our subsidiaries was terminated as a result of death or disability, the vested portion of the option or stock appreciation right was exercisable for 12 months after the date of termination. In the event a participant’s employment relationship with us or any of our subsidiaries was terminated for cause, the option or stock appreciation right was immediately terminated and ceased to be exercisable. In no event was an option or stock appreciation right exercisable after the expiration date of the option or stock appreciation right.

Acquisition of the Company. The terms of an option or stock appreciation right agreement could provide for the full automatic vesting and exercisability of the option or stock appreciation right in the event we were acquired by sale, transfer of assets, merger or similar transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. Our compensation policy, as established by the compensation committee of our board of directors, is designed to attract, motivate and retain highly talented individuals who will contribute to our long-term success, reward our executive officers who contribute to our positive financial performance and provide a strong link between our executive officers’ compensation and long-term interests of our stockholders. We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. The various compensation levels for our executive officers are set based on the scope of their responsibilities and performance. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing them incentives to maximize long-term value for our company and stockholders. We further believe that the executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. The compensation committee has complete discretion over each element of our executive officers’ compensation, except to the extent the company’s performance-based bonus plan applies.

The compensation committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the company, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, other executive officers and other key employees each year; and administer our incentive compensation and benefit plans, 401(k) plan and employee stock purchase plan. The compensation committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Limon, Shamir and Tanguy were the members of the compensation committee, with Mr. Shamir acting as the Chairman, until June 2013 and thereafter Messrs. Regev, Taffe, Traub, Seroussi and Tanguy have been the members of the compensation committee with Mr. Regev as the Chairman.

Role of Chief Executive Officer and Compensation Consultants in Compensation Decisions

Mr. Elyakim, our Chief Executive Officer, reviews the performance of each executive officer (other than himself) and provides recommendation to the compensation committee. The assessment by Mr. Elyakim of the performance of each executive officer, and the individual and corporate performance of each executive officer and his conclusions thereon, including with respect to salary adjustments and annual award amounts, are then presented to the compensation committee in connection with the committee’s annual review of each executive officer’s total compensation. While the committee considers Mr. Elyakim’s recommendations, it independently evaluates the recommendations and makes all final compensation decisions.

The charter of the compensation committee authorizes the committee to engage the services of consultants to assist in the determination of the compensation of our executive officers and directors. The compensation committee engaged the services of Compensia, Inc. in 2013 to review and provide the committee with general comparative information about director compensation programs of peer companies, general observations about outside director compensation practices for cash retainers and equity awards, market practices for stock ownership guidelines for directors and officers, general observations of stock ownership guidelines for peer companies and “best practices” for aligning executive and director interests with that of stockholders. Compensia did not directly recommend any specific compensation elements or specific parameters for the company’s director compensation program or stock ownership guidelines. Compensia was paid an aggregate fee and expenses of approximately $14,700 for their services in 2013. No compensation consultant was engaged in 2013 with respect to executive officer compensation. Compensia was not engaged for any other services relating to the company in 2013. No member of the compensation committee or management has any affiliation with Compensia.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, bonus payable pursuant to the terms of a performance-based plan, and long-term incentive compensation consisting of grants of stock options, stock appreciation rights and restricted stock units. The overall compensation of our executive officers is set by the compensation committee, in consultation with the board of directors, after an annual review by the compensation committee of each executive officer’s overall performance for the prior year and the overall performance of the company for the prior year.

Base Salary. The base salaries of our executive officers are set by the compensation committee. When setting base salary levels, the compensation committee considers competitive market conditions for executive compensation, the company’s performance, the performance of the individual executive officer for the then completed year and any promotion or other change in job responsibility of the individual executive officer. The determination of the base salaries of the executive officers is discretionary; no specific goals are considered and no specific weigh is given to any particular goal achieved or any other factor by the compensation committee in its annual review.

2013 Performance-Based Bonus Plan. In March 2013, the compensation committee of the board approved a 2013 performance-based bonus plan applicable for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The 2013 performance-based bonus plan was effective from January 1, 2013 to December 31, 2013. The payment of bonuses under the 2013 performance-based bonus plan was based on two components: (1) 60% of any bonus payable under the plan was based on the company’s achievement of certain financial performance metrics, consisting of annual revenue target of $150.5 million, earnings before interest, taxes, depreciation and amortization (“EBITDA”) target of $4.5 million and free cash flow target of $2.2 million which equals plan operating income on a non-GAAP basis, each based on the company’s 2013 annual budget which was approved by the board, and (2) 40% of any bonus payable under the plan was discretionary and based upon achievement of individual performance goals by the executive officers.

The individual performance goals for the discretionary bonus were determined by the compensation committee, in its sole discretion, taking into account such tangible and intangible individual performance factors as it considered appropriate. No specific weightings were applied to any performance goal. The compensation committee’s determination as to whether individual performance goals were met was subjective in nature. The compensation committee considered the following general categories of performance goals for the executive officers in evaluating the achievement of the discretionary bonus portion of the 2013 performance-based bonus plan: (1) improvements in gross margins from the previous year; (2) improvements in cash flow from operations; (3) the executive officers’ ability to prudently manage operating expenses; (4) changes in our market share in various product lines as compared both to our industry peers and to the previous year; (5) changes in the stock price of our common stock as compared both to our industry peers and to the previous year; (6) with respect to Messrs. Elyakim and Dahan, each of their contributions to an enhanced product development plan and strategy that are responsive to changing market trends; (7) with respect to Messrs. Elyakim and Dahan, each of their contributions to obtaining new design wins for emerging products and penetrating new markets; (8) each executive officer’s contribution to the hiring and retention of top management personnel; (9) the successful transition of the company and improvements in corporate governance and transparency; and (10) the time and effort that each executive officer applied in connection with the execution of his duties. However, the compensation committee did not consider any specific performance goals, did not assign a particular weight to any individual performance factor or consider a particular performance factor as the primary determinant. The determination by the compensation committee of the achievement of individual performance factors by any of the executive officers was necessarily subjective. Because no particular performance factor was a primary determinant and the compensation committee considered a number of various factors, we do not believe it is useful to an investor to list such factors. We do not disclose the specific performance goals because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives.

Bonuses under the plan were capped. Payment of bonuses (if any) under the 2013 performance-based bonus plan was to be made in 2014 in a single lump sum, subject to payroll taxes and tax withholdings.

Chief Executive Officer

Criteria	% of Total Bonus
A. Annual Revenue Target

A = 15% x Annual Revenue Score

Annual Revenue Score:

●  0 if annual revenues are more than 10% below plan

●  0.5 if annual revenues are 10% below plan

●  1.0 if annual revenues meet plan

●  2.0 if annual revenues are 10% above plan

The payout based on the annual revenue score is linear between any two points.

B. EBITDA Target

B = 25% x EBITDA Score

EBITDA Score:

●  0 at zero or negative EBITDA

●  1.0 if actual EBITDA meet plan

●  2.0 if actual EBITDA is 50% above plan

The payout based on the EBITDA score is linear between any two points.

C. Free Cash Flow Target

C = 20% x Free Cash Flow Score

Free Cash Flow Score:

●  0 if zero or negative free cash flows

●  1.0 if free cash flows equals plan operating income on a non-GAAP basis

●  2.0 if actual free cash flows is 100% above plan operating income on a non-GAAP basis

The payout based on the free cash flow score is linear between any two points.

D. Discretionary Component	40% of total bonus payable under the plan D = 40% to 80% of annual salary
Total	(A+B+C+D) x Annual Salary

The target bonus payout under the 2013 performance-based bonus plan for the Chief Executive Officer was 1.0x of his annual base salary and the cap under the plan was 2.0x of his annual base salary.

Chief Financial Officer and Chief Operating Officer

Criteria	% of Total Bonus
A. Annual Revenue Target

A = 15% x Annual Revenue Score

Annual Revenue Score:

●  0 if annual revenues are more than 10% below plan

●  0.25 if annual revenues are 10% below plan

●  0.5 if annual revenues meet plan

●  1.0 if annual revenues are 10% above plan

The payout based on the annual revenue score is linear between any two points.

B. EBITDA Target

B = 25% x EBITDA Score

EBITDA Score:

●  0 at zero or negative EBITDA

●  0.5 if actual EBITDA meet plan

●  1.0 if actual EBITDA is 50% above plan

The payout based on the EBITDA score is linear between any two points.

C. Free Cash Flow Target

C = 20% x Free Cash Flow Score

Free Cash Flow Score:

●  0 if zero or negative free cash flows

●  0.5 if free cash flows equals plan operating income on a non-GAAP basis

●  1.0 if actual free cash flows is 100% above plan operating income on a non-GAAP basis

The payout based on the free cash flow score is linear between any two points.

D. Discretionary Component	40% of total bonus payable under the plan D = 20% to 40% of annual salary
Total	(A+B+C+D) x Annual Salary

The target bonus payout under the 2013 performance-based bonus plan for the Chief Financial Officer and Chief Operating Officer was 0.5x of their respective annual base salary and the cap under the plan was 1.0x of their respective annual base salary.

Based on the terms of the 2013 performance-based bonus plan, Messrs. Elyakim, Levy and Dahan were paid a bonus of $500,000, $200,000 and $168,484, respectively, in January 2014. The company achieved all the financial performance metrics under the plan with the EBITDA target being greater than 50% above plan and the free cash flows target being greater than 100% above plan. The compensation committee further assessed that each of the executive officers achieved most of his 2013 individual performance goals and therefore awarded each executive officer a percentage, ranging from 64% to 87%, of the maximum amount of the discretionary bonus payable under the plan.

Due to their strategic significance, the company believes that the disclosure of the 2013 Annual Revenue Score, EBITDA Score and Free Cash Flow Score would cause future competitive harm to the company since the disclosure of such financial metrics would provide its competitors with information about the company’s business model and indicate the priority the company places on its business initiatives. Therefore this information is not disclosed.

2014 Performance-Based Bonus Plan

In March 2014, our compensation committee of the board approved a 2014 performance-based bonus plan applicable for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The payment of bonuses under the 2014 performance-based bonus plan is based upon the company’s achievement of five separate components, four of which are based on business objectives and one is at the discretion of the compensation committee. Each component has a specified weighting and such weighting differs among the Plans; provided that the discretionary component is weighted 20% in each of the Plans. No bonus would be payable based on the achievement of the business objective components if the company’s 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding any restricting and non-recurring charges to be determined by the compensation committee, are less than a specified amount set forth in the bonus plans as determined by the compensation committee.

The cap for the bonus payout under the 2014 performance-based bonus plan for the Chief Financial Officer and Chief Operating Officer is 1.0x of their respective annual base salary and the cap for the Chief Executive Officer under the plan is 2.0x of his annual base salary.

Other than under the circumstances whereby there is a change of control transaction involving the company or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the 2014 performance-based bonus plans is to be made in the following year. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

Solely with respect to the Chief Executive Officer and Chief Financial Officer, in the event of termination of employment during 2014 by (i) either one of them (X) after complying with the advance notice provision in his respective employment agreement, or (Y) for good reason (as defined in his respective employment agreement), or (ii) the company without cause (as defined in his respective employment agreement), the bonus under their respective plan would be determined on the following basis: (a) all numbers under the “Target” column of the plan would be reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, (b) all non-numerical requirements under the “Target” column of the plan would remain unchanged, (c) the 1.0 and 2.0 multiplier under the “Target” column of the plan would be multiplied by their respective annual base salary for the part of the year prior to the date of termination of employment, and (d) the maximum bonus payable under the discretionary bonus component would be 40% of their respective annual base salary for the part of the year prior to the date of termination of employment.

The following is a description of the 2014 performance-based bonus plan as applicable to each of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

Chief Executive Officer

Weight	Objective	Target	Payout
Specified Weighting	Aggregate Revenue

●     0 if actual aggregate revenue is less than 90% of agreed amount based on the company’s 2014 budget approved by the board of directors (the “Revenue Target”)

●     1.0 if actual aggregate revenue is equal to 100% of the Revenue Target

●     2.0 if actual aggregate revenue is greater than 110% of the Revenue Target

Payout is linear between percentage points (i.e. if the company achieves 105% of the Revenue Target, 105% of the bonus amount payable upon achievement of such target would be payable).
Specified Weighting	Office Segment

●     0 if the actual office segment revenue is less than an agreed amount determined by the compensation committee (the “Office Segment Revenue Target”) and certain strategic design win(s) are not achieved

●     1.0 if the actual office segment revenue is greater than the Office Segment Revenue Target and certain strategic design win(s) are achieved

●     2.0 if the actual office segment revenue is greater than the Office Segment Revenue Target and certain additional strategic design win(s) are achieved

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

Specified Weighting	Mobile Segment

●     0 if certain strategic design win(s) are not achieved

●     1.0 if certain strategic design win(s) are achieved with certain specified parameter(s)

●     2.0 if certain additional strategic design win(s) are achieved with certain specified parameter(s)

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

Specified Weighting	ULE/Home Automation Segment

●     0 if certain strategic design win(s) are not achieved

●     1.0 if certain strategic design win(s) are achieved with certain specified parameter(s)

●     2.0 if certain additional strategic design win(s) are achieved with certain specified parameter(s)

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

20%	Compensation Committee Discretion

The compensation committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and enhancement of stockholder value.

The maximum total discretionary bonus is 40% of annual base salary.

Payable at the sole discretion of the compensation committee.

Chief Financial Officer and Chief Operating Officer

Weight	Objective	Target	Payout
Specified Weighting	Aggregate Revenue

●     0 if actual aggregate revenue is less than 90% of agreed amount based on the company’s 2014 budget approved by the board of directors (the “Revenue Target”)

●      0.5 if actual aggregate revenue is equal to 100% of the Revenue Target

●     1.0 if actual aggregate revenue is greater than 110% of the Revenue Target

Payout is linear between percentage points (i.e. if the company achieves 105% of the Revenue Target, 105% of the bonus amount payable upon achievement of such target would be payable).
Specified Weighting	Office Segment

●     0 if the actual office segment revenue is less than an agreed amount determined by the compensation committee (the “Office Segment Revenue Target”) and certain strategic design win(s) are not achieved

●     0.5 if the actual office segment revenue is greater than the Office Segment Revenue Target and certain strategic design win(s) are achieved

●     1.0 if the actual office segment revenue is greater than the Office Segment Revenue Target and certain additional strategic design win(s) are achieved

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

Specified Weighting	Mobile Segment

●     0 if certain strategic design win(s) are not achieved

●     0.5 if certain strategic design win(s) are achieved with certain specified parameter(s)

●     1.0 if certain additional strategic design win(s) are achieved with certain specified parameter(s)

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

Specified Weighting	ULE/Home Automation Segment

●     0 if certain strategic design win(s) are not achieved

●     0.5 if certain strategic design win(s) are achieved with certain specified parameter(s)

●     1.0 if certain additional strategic design win(s) are achieved with certain specified parameter(s)

If a target is met partially but not entirely, the compensation committee in its discretion may pay a portion of the payout based on achievement of that target based on its judgment as to the percentage of the target achieved.

20%	Compensation Committee Discretion

The compensation committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and enhancement of stockholder value.

The maximum total discretionary bonus is 40% of annual base salary.

Payable at the sole discretion of the compensation committee.

Due to their strategic significance, the company believes that the disclosure of the 2014 Revenue Target and Office Segment Revenue Target, names of the strategic customers that the company is aiming to achieve design wins and the related parameters associated with these strategic design wins would cause future competitive harm to the company and therefore are not disclosed. In addition, the company believes the disclosure of the weightings that apply to the four business objective components within each bonus plan would cause future competitive harm since the weightings indicate the priority the company places on its business initiatives and therefore are not disclosed.

Long-term Incentive Compensation. Grants of stock options, stock appreciation rights and restricted stock units are made from time to time to our employees, including executive officers, whose contributions have or will have a significant impact on our long-term performance. We believe that the grant of stock options, stock appreciation rights and restricted stock units (1) align our executive officers’ interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in our success; and (3) help retain key executive officers in a competitive market for executive talent. In 2013, we provided long-term awards to our executive officers through the grant of restricted stock units.

Compensation of Chief Executive Officer. The compensation committee’s determination of Mr. Elyakim’s remuneration generally was based upon methods consistent with those used for the other executive officers.

Equity Incentive Programs

We intend that our equity incentive awards be the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our equity incentive awards as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award.

Types of Equity Awards. Equity incentive awards are granted based upon the compensation committee’s annual review of each executive officer’s performance for the prior year. The size of each grant is generally set at a level that the compensation committee deems appropriate to create a meaningful opportunity for stock ownership, the individual’s position with the company and the individual’s potential for future responsibility and promotion. In the grant of awards, the compensation committee further considers the executive officer’s past performance, the total compensation being paid to the executive officer, the number of equity awards granted to the executive officer during previous years, the value of such awards and the vesting status of such awards, and the comparability with equity awards made to our other executives officers and similarly situated executive officers at peer companies. All equity awards are made at the fair market price at the time of the grant of the awards. The determination for the grant of equity incentive awards is discretionary; no specific goals are considered and no specific weigh is given to any particular goal achieved or any other factor by the compensation committee.

No stock options or stock appreciation rights were granted to our executive officers in 2013. In January 2013, the compensation committee granted restricted stock units to Messrs. Elyakim, Levy and Dahan in the amounts of 66,000, 25,000 and 20,000 units, respectively. These January 2013 restricted stock unit grants vest over a four year period from the grant date with 25% of the restricted stock units granted vesting on the first anniversary of the grant date and 6.25% vesting each quarter thereafter.

In August 2013, for employee retention purposes and in view of the conclusion of the proxy contest involving the company, the compensation committee granted restricted stock units to Messrs. Elyakim, Levy and Dahan in the amounts of 35,000, 20,000 and 15,000 units, respectively. These August 2013 restricted stock unit grants fully vest two years after the grant date.

In February 2014, the compensation committee granted restricted stock units to Messrs. Elyakim, Levy and Dahan in the amounts of 45,000, 22,000 and 17,000 units, respectively. These February 2014 restricted stock unit grants have the same vesting schedule as the January 2013 restricted stock unit grants discussed above.

Timing of Grants. Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the compensation committee’s review of their individual performance during the prior year. Under certain circumstances such as in 2013, the compensation committee determined that it was in the best interests of the company for employee retention purposes to make a mid-year grant of restricted stock units to the executive officers. Stock options, stock appreciation rights and restricted stock units are not necessarily granted to each employee every year. Grants of stock options, stock appreciation rights and/or restricted stock units to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled compensation committee or board meeting following their hire date.

Stock Ownership Guidelines. In October 2013, the board adopted a set of stock ownership guidelines for directors and executive officers so as to align this group’s interests with those of our stockholders.

Pursuant to the guidelines, directors are required to own (personally and collectively with members of the director’s immediate family or with family trusts), within five years following the later of (a) his or her first election or appoint to the board, or (b) October 31, 2013, an amount of common stock valued at the lesser of its purchase price or its fair market value (measured on October 31st of each year) equal to at least three times the total annual retainer cash compensation paid by the company for board service (excluding for this purpose compensation that is not paid to all independent directors, such as compensation for committee or chair service). For purposes of this ownership guideline, unvested restricted stock or restricted stock units, and vested and unvested stock options would not be considered when determining a director’s stock ownership. Until such time as a board member reaches his or her share ownership minimum, such board member will be required to hold at least 50% of the shares of common stock received upon lapse of the vesting restrictions pursuant to equity awards (net of any shares utilized to pay for the exercise price of the equity award and tax withholding). This ownership requirement may be waived by the board in individual cases, depending on the financial circumstances of a director, as determined in the discretion of the board.

Pursuant to the guidelines, the named executive officers of the company, currently the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer, are required to own (personally and collectively with members of the executive officer’s immediate family or with family trusts), within five years following the later of (a) his or her first appointment as an executive officer, or (b) October 31, 2013, an amount of common stock valued at the lesser of its purchase price or its fair market value (measured on October 31st of each year) equal to at least three times the annual base salary for the Chief Executive officer or at least one times the annual base salary for each of the Chief Financial Officer and Chief Operating officer. For purposes of this ownership guideline, a 0.5 intrinsic value of vested in-the-money options and stock appreciation rights are included in the minimum ownership calculation.

Retirement Benefits and Perquisites

We do not offer any retirement benefits to our Israeli-based executive officers except for social benefits required pursuant to Israeli labor laws, or are common practice in Israel and are generally available to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability owed to Israeli employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of the named executive officers in 2013 are specified in the summary compensation table of the proxy statement.

We currently do not provide any material retirement benefits or perquisites to our executive officers that are not generally available to our employees.

Employment Agreements and Post-Termination Protection

The compensation committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key employees to ensure that we continue to retain their services and to promote stability and continuity within our company. Moreover, employment agreements are generally customary for employees residing in Israel. We have entered into employment agreements with our named executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. None of the employment agreements with our named executive officers provide for tax gross ups and none includes any “single trigger” change-in-control provisions. The employment agreements with our named executive officers are described in the employment agreements section of the proxy statement.

Financial Restatements

The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. Our 2001 Stock Equity Plan and 2012 Equity Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Generally, our executive officers are granted stock options, stock appreciation rights and restricted stock units under the 2012 Equity Incentive Plan and were granted stock options and stock appreciation rights under the 2001 Stock Equity Plan and 2003 Israeli Share Incentive Plan prior to the termination of those plans. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant. The compensation committee also reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist.

2013 “Say on Pay” Advisory Vote on Executive Compensation

Our stockholders provide an advisory vote annually on executive compensation. At our 2013 annual meeting of stockholders, approximately 70% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation. The compensation committee considered the vote results and as a result of the favorable approval did not make any significant changes to our executive compensation policies and decisions as a result of the 2013 advisory vote.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this report.

Submitted by the compensation committee:

Reuven Regev (Chairman) Norman Taffe Kenneth Traub Yair Seroussi Patrick Tanguy

2013 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and the other executive officers whose total compensation in fiscal year 2013 exceeded $100,000 for the periods presented. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Ofer Elyakim	2013	300,000	500,000	647,017	95,001	1,542,018
Chief Executive Officer	2012	260,000	—	268,254	177,851	706,105
	2011	260,000	—	327,817	101,507	689,324

Dror Levy *	2013	221,654	200,000	290,627	90,251	802,532
Chief Financial Officer and	2012	186,625	—	111,757	86,130	384,512
Secretary	2011	201,224	—	144,054	89,794	435,072

David Dahan *	2013	213,466	168,484	229,049	61,691	672,690
Chief Operating Officer (3)	2012	180,514	—	138,785	57,199	376,498
	2011	—	—	—	—	—

(1)

The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”). In addition, the amounts shown in this column include the benefit provided to our named executive officers under our Employee Stock Purchase Plan, which is derived mainly from a discount of 15% to fair market value when share purchases are made during the purchase period under the plan. The above benefit is available to all eligible employees.

(2)	See the table captioned “2013 All Other Compensation” below for greater detail.

(3)	Mr. Dahan became an executive officer of the company effective February 1, 2012.

* Base salaries of Messrs. Levy and Dahan are denominated in New Israeli Shekel (NIS). The NIS amounts are translated into U.S. dollar at the average annual exchange rate of NIS 3.61 into U.S. dollar.

2013 All Other Compensation

The following tables set forth all other compensation awarded to, earned by or paid to each of our named executive officers during fiscal year 2013. The NIS amounts relating to the 2013 all other compensation for Messrs. Elyakim, Levy and Dahan are translated into U.S. dollar at the average annual exchange rate of NIS into U.S. dollar.

Name	Israeli Social Benefits (1)	Car Allowance (2)	Education Fund (3)	Vacation (4)	Social Security Payments (5)	Disability Insurance Payments (6)	Other	Total ($)

Ofer Elyakim	40,965	7,924	23,049	7,777	8,633	3,397	3,256	95,001

Dror Levy	29,546	26,124	16,625	3,359	8,633	1,552	4,413	90,251

David Dahan	28,421	—	16,010	3,667	8,633	1,281	3,679	61,691

(1)

Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment by the employer for any reason, including retirement, based on the most recent monthly base salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. The amounts represent the above referenced contributions we made on behalf of each of the named executive officers in 2013.

(2)	We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses. For Mr. Dahan, the car allowance is part of his base salary.

(3)

As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes, which amounts contributed by us to each of the named executive officers in 2013 are as specified.

(4)

Represents the dollar value of any positive difference between the vacation days to which the named executive officer is entitled in 2013 and the vacation days used by such named executive officer in 2013.

(5)	Represents payments we made to the Israeli government that the employees will receive in the event of unemployment or other disability.

(6)	As is customary in Israel, we make a payment of up to 2.5% of each employee’s monthly base salary to cover employer liability associated with employment disability.

2013 Grants of Plan Based Awards

The following table sets forth each equity award granted to our named executive officers during fiscal year 2013.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (1)	Options (#)	Awards ($/Sh)	Date ($/Sh)	Awards ($) (2)

Ofer Elyakim	1/29/13	1/29/13	—	—	—	66,000	—	—	6.26	398,160
	8/14/13	8/14/13	—	—	—	35,000	—	—	7.22	244,665
Dror Levy	1/29/13	1/29/13	—	—	—	25,000	—	—	6.26	150,818
	8/14/13	8/14/13	—	—	—	20,000	—	—	7.22	139,809
David Dahan	1/29/13	1/29/13	—	—	—	20,000	—	—	6.26	120,655
	8/14/13	8/14/13	—	—	—	15,000	—	—	7.22	104,857

(1)	Represents shares underlying restricted stock units granted pursuant to our 2012 Equity Incentive Plan.

(2)

Represents the fair value of the restricted stock units as of the date they were granted, computed in accordance with FASB ASC 718. For a discussion of valuation assumptions under FASB ASC 718, see Note 2 to our 2013 Consolidated Financial Statements included in our 2013 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth information concerning unexercised options, stock appreciation rights and restricted stock units held by each of our named executive officers as of December 31, 2013. None of our named executive officers had any stock awards outstanding at fiscal year-end 2013.

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)(3)	Date (4)(5)

Ofer Elyakim	7,500 (1) 37,500 (1) 120,000 (2) 109,378 (1) 48,127 (1) 22,969 (1) — —	— — — 7,278 (1) 21,872 (1) 29,530 (1) 66,000 (8) 35,000 (9)	— — — — — — —	21.70 10.23 5.97 7.26 7.49 6.16 0.00 0.00	1/24/2014 1/30/2015 2/02/2016 1/27/2017 1/31/2018 2/1/2019 — —

Dror Levy	20,000 (1) 35,000 (1) 67,500 (1) 49,999 (1) 20,627 (1) 10,937 (1) — —	— — — 3,333 (1) 9,372 (1) 14,062 (1) 25,000 (8) 20,000 (9)	— — — — — — —	21.70 10.23 5.97 7.26 7.49 6.16 0.00 0.00	1/24/2014 1/30/2015 2/02/2016 1/27/2017 1/31/2018 2/1/2019 — —

David Dahan	13,125 (1) — —	16,875 (1) 20,000 (8) 15,000 (9)	— — —	6.16 0.00 0.00	2/1/2019 — —

(1)	Represents shares underlying stock appreciation rights granted pursuant to Amended and Restated 2003 Israeli Share Incentive Plan

(2)	Represents shares underlying stock appreciation rights granted pursuant to our 1998 Non-Officer Employee Stock Option Plan

(3)	All stock options, stock appreciation rights and restricted stock units were granted at fair market value on the grant date, as reported on NASDAQ.

(4)

The table sets forth the number of units granted pursuant to a stock appreciation right award. When the vested stock appreciation rights granted prior to 2009 are exercised, the number of underlying shares that may be received upon exercise cannot exceed 50% of the number of stock appreciation right units granted. When the vested stock appreciation rights granted in 2009, 2010, 2011, 2012 are exercised, the number of underlying shares that may be received upon exercise cannot exceed 75%, 67%, 67% and 50% , respectively, of the number of stock appreciation right units granted.

(6)

Stock options granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining options vesting quarterly over the next three years and expiring seven years from the grant date.

(7)

Stock appreciation rights granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining stock appreciation rights vesting quarterly over the next three years and expiring seven years from the date of grant.

(8)	Restricted stock units granted hereunder vest over a four year period from the grant date with 25% vesting on the first anniversary of the grant date and 6.25% each quarter thereafter.

(9)	Restricted stock units granted hereunder fully vest on the second anniversary of the grant date.

2013 Option Exercises and Stock Vested

None of our named executive officers exercised any equity awards in 2013.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

Employment Agreements

Each of our named executive officers has a written employment agreement with us.

In connection with Ofer Elyakim’s appointment as our Chief Executive Officer in July 2009, he entered into an employment agreement with DSP Israel, effective July 1, 2009. Mr. Elyakim’s employment agreement was amended in January 31, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. Mr. Elyakim’s current annual salary is $300,000, subject to adjustment from time to time. In addition to any other bonus program approved by the board, Mr. Elyakim is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board of directors. Pursuant to Mr. Elyakim’s employment agreement, as amended, if Mr. Elyakim desires to terminate his employment with the company (which for purposes of Mr. Elyakim’s employment agreement includes any subsidiary of the company) without good reason (as defined in his employment agreement), he will have to notify the company eighteen months in advance. Similarly, if the company desires to terminate Mr. Elyakim’s employment with the company without cause, it will have to notify Mr. Elyakim eighteen months in advance. However, if the company wishes to terminate Mr. Elyakim’s employment but fails to provide him with the eighteen-month advance written notice, Mr. Elyakim would be entitled to receive an amount equal to eighteen months of his then-effective salary. If the requisite advance notice of eighteen months is provided by Mr. Elyakim to the company if he desires to terminate his employment with the company without good reason, then: (i) all of his rights under his employment agreement would continue during the eighteen-month period, and (ii) all equity awards held by him prior to the termination of his employment with the company would accelerate and immediately vest eighteen months following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of two years. In addition, if Mr. Elyakim’s employment with the company is terminated by (i) the company following a change in control (as defined in his employment agreement); (ii) Mr. Elyakim for good reason; or (iii) the company without cause (as defined in his employment agreement), all of Mr. Elyakim’s rights under his employment agreement would continue for eighteen months and all equity awards held by Mr. Elyakim would accelerate and immediately vest and be exercisable in whole or in part at any time for two years following the termination of his employment. Furthermore, if Mr. Elyakim’s employment is terminated by the company without cause, by Mr. Elyakim for good reason, or by Mr. Elyakim without good reason after providing the requisite notice of eighteen months in advance, Mr. Elyakim shall be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated. Unless otherwise specified in the relevant bonus plan, if Mr. Elyakim’s bonus plan for that year includes a formula-based element, the formula-based portion of his bonus shall be determined by (a) comparing the company’s results of operations during the portion of the year ending at the end of the quarter immediately preceding his termination of employment to the budget for the same period to determine his OI Score (generally a component of the performance-based bonus plan) and (b) multiplying the resulting OI Score by the portion of his annual salary payable for period preceding the date of his termination. However, if Mr. Elyakim’s termination of employment occurs during the first quarter of a year, the formula-based portion of his bonus shall be equal to the formula-based portion of his bonus for the preceding year, multiplied by the portion of his annual salary payable for the portion of the current year that precedes his termination of employment. Unless otherwise specified in the relevant bonus plan, if his bonus plan for that year includes a discretionary element, the discretionary portion of the bonus shall equal 2/3rds of the performance based portion of his bonus; provided that if there is no performance based element, his discretionary bonus shall be the maximum discretionary bonus for the year multiplied by a fraction equal to the portion of the year preceding his termination of employment.

In June 2002, in connection with Dror Levy’s initial employment as our Controller, he entered into an employment agreement with DSP Israel. No further agreement was entered into with Mr. Levy when he became our Chief Financial Officer. Mr. Levy’s employment agreement was amended in January 31, 2011, May 16, 2011, November 5, 2012, March 5, 2013 and October 31, 2013. Mr. Levy’s current annual salary is approximately $230,000, subject to adjustment from time to time (Mr. Levy’s salary is determined in NIS and is 800,000 NIS annually). In addition to any other bonus program approved by the board, Mr. Levy is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board of directors. Pursuant to Mr. Levy’s employment agreement, as amended, if Mr. Levy desires to terminate his employment with the company (which for purposes of Mr. Levy’s employment agreement includes any subsidiary of the company) without good reason (as defined in his employment agreement), he will have to notify the company one year in advance. Similarly, if the company desires to terminate Mr. Levy’s employment with the company without cause, it will have to notify Mr. Levy one year in advance. However, if the company wishes to terminate Mr. Levy’s employment but fails to provide him with the one-year advance written notice, Mr. Levy would be entitled to receive an amount equal to one year of his then-effective salary. If the requisite advance notice of one year is provided by Mr. Levy to the company if he desires to terminate his employment with the company without good reason, then: (i) all of his rights under his employment agreement would continue during the one-year period, and (ii) all equity awards held by him prior to the termination of his employment with the company would accelerate and immediately vest one year following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of one year. In addition, if Mr. Levy’s employment with the company is terminated by (i) the company following a change in control (as defined in his employment agreement); (ii) Mr. Levy for good reason; or (iii) the company without cause (as defined in his employment agreement), all of Mr. Levy’s rights under his employment agreement would continue for one year and all equity awards held by Mr. Levy would accelerate and immediately vest and be exercisable in whole or in part at any time for one year following the termination of his employment. Furthermore, if Mr. Levy’s employment is terminated by the company without cause, by Mr. Levy for good reason, or by Mr. Levy without good reason after providing the requisite notice of one year in advance, Mr. Levy shall be paid a pro-rata portion of any performance-based bonus for the year in which his full-time employment is terminated. Unless otherwise specified in the relevant bonus plan, if Mr. Levy’s bonus plan for that year includes a formula-based element, the formula-based portion of his bonus shall be determined by (a) comparing the company’s results of operations during the portion of the year ending at the end of the quarter immediately preceding his termination of employment to the budget for the same period to determine his OI Score (generally a component of the performance-based bonus plan) and (b) multiplying the resulting OI Score by the portion of his annual salary payable for period preceding the date of his termination of employment. However, if Mr. Levy’s termination of employment occurs during the first quarter of a year, the formula-based portion of his bonus shall be equal to the formula-based portion of his bonus for the preceding year, multiplied by the portion of his annual salary payable for the portion of the current year that precedes his termination of employment. Unless otherwise specified in the relevant bonus plan, if his bonus plan for that year includes a discretionary element, the discretionary portion of the bonus shall equal 2/3rds of the performance based portion of his bonus; provided that if there is no performance based element, his discretionary bonus shall be the maximum discretionary bonus for the year multiplied by a fraction equal to the portion of the year preceding his termination of employment.

In connection with David Dahan’s appointment as our Chief Operating Officer, he executed an employment agreement with DSP Group Israel, effective February 1, 2012, which agreement was further amended on March 5, 2013. Mr. Dahan’s current annual salary is approximately $223,000, subject to adjustment from time to time (Mr. Dahan’s salary is determined in NIS and is 62,600 NIS per month linked to the Israeli consumer price index). Mr. Dahan also is eligible for a bonus under the terms of an annual performance-based bonus plan approved by the compensation committee of our board of directors. Pursuant to the terms of Mr. Dahan’s employment agreement, as amended, if he desires to terminate his employment with us, he must notify us three months in advance. Similarly, if we desire to terminate Mr. Dahan’s employment with us, we must notify Mr. Dahan three months in advance; provided that we may terminate Mr. Dahan’s employment immediately without notice for cause (as defined in his employment agreement). Other than for cause, we also may terminate Mr. Dahan’s employment without the three-months advance notice if we pay him an amount equal to three-months of his then-effective salary. Mr. Dahan’s employment agreement does not provide for any additional compensation in the event of termination of his employment or a change in control of the company.

Potential Payments Upon Termination or Change of Control

The following tables set forth the amount of compensation to each of Messrs.  Elyakim, Levy and Dahan in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2013.

Name: Ofer Elyakim	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control and Termination w/o Cause ($)

Base Salary	—(1)	599,136	—(1)	599,136	599,136
Bonus (2)	500,000	500,000	500,000	500,000	500,000
Vested and Unvested Options/SARs/RSUs (3)	1,174,114	2,124,260	1,174,114	2,464,110	2,464,110
Accrued Vacation Pay	65,341	65,341	65,341	65,341	65,341
Total	1,739,455	3,288,737	1,739,455	3,628,587	3,628,587

(1)	The columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2013 performance-based bonus plan applicable for Mr. Elyakim and assuming for purposes of achievement of the parameters of such plan that the termination of employment occurred on the last day of fiscal year 2013.

(3)

As of December 31, 2013 (the last trading day of fiscal 2013), Mr. Elyakim had 606,000 “in-the-money” options, SARs and RSUs outstanding, of which 402,198 “in-the-money” options, SARs and RSUs were vested. All outstanding equity awards would immediately vest upon (i) voluntary termination by Mr. Elyakim after provision of requisite notice to us (other than 35,000 retention RSUs granted during 2013), (ii) termination of employment by us without cause or by Mr. Elyakim for good reason, or (iii) termination without cause upon a change in control. The calculations are based on our closing stock price as December 31, 2013 ($9.71 per share).

Name: Dror Levy	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control and Termination w/o Cause($)

Base Salary	—(1)	326,190	—(1)	326,190	326,190
Bonus (2)	200,000	200,000	200,000	200,000	200,000
Vested and Unvested Options/SARs/RSUs (3)	666,695	1,052,750	666,695	1,246,950	1,246,950
Accrued Vacation Pay	45,398	45,398	45,398	45,398	45,398
Total	912,093	1,624,338	912,093	1,818,538	1,818,538

(1)	The columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2013 performance-based bonus plan applicable for Mr. Levy and assuming for purposes of achievement of the parameters of such plan that the termination of employment occurred on the last day of fiscal year 2013.

(2)

As of December 31, 2013 (the last trading day of fiscal 2013), Mr. Levy had 310,000 “in-the-money” options, SARs and RSUs outstanding, of which 217,816 “in-the-money” options, SARs and RSUs were vested. All outstanding equity awards would immediately vest upon (i) voluntary termination by Mr. Levy after provision of requisite notice to us (other than 20,000 retention RSUs granted during 2013), (ii) termination of employment by us without cause or by Mr. Levy for good reason, or (iii) termination without cause upon a change in control. The calculations are based on our closing stock price as December 31, 2013 ($9.71 per share).

Name: David Dahan	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control and Termination ($)

Base Salary	—(1)	—	—(1)	55,933	—
Bonus (2)	168.484	168,484	168,484	168,484	168,484
Vested and Unvested Options/SARs/RSUs (3)	93,188	93,188	93,188	93,188	433,038
Accrued Vacation Pay	14,475	14,475	14,475	14,475	14,475
Total	276,147	276,147	276,147	332,080	615,997

(1)	The columns do not include base salary earned for time periods worked prior to the termination of employment due to cause or death of employee.

(2)

The bonus was determined based on the terms of the 2013 performance-based bonus plan applicable for Mr. Dahan and assuming for purposes of achievement of the parameters of such a plan that the termination of employment occurred on the last day of fiscal year 2013.

(3)

As of December 31, 2013 (the last trading day of fiscal 2013), Mr. Dahan had 26,250 “in-the-money” SARs vested and 35,000 “in-the-money” RSUs unvested, which would accelerate and immediately vest in the event of a change of control of the company. The calculations are based on our closing stock price as December 31, 2013 ($9.71 per share).

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board.

Our stock ownership guidelines applicable for our directors are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Cash Compensation Paid to Board Members

Directors who are also employees do not receive any additional compensation for their services as directors.

Prior to October 2013, directors who were not employees received an annual retainer of $32,000, payable in quarterly installments of $8,000 each. The retainer contemplated attendance at four board meetings per year. Additional board meetings of a face-to-face nature were compensated at a rate of $1,000 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis were compensated at a rate of $1,000 per meeting. All directors were reimbursed for expenses incurred in connection with attending board and committee meetings.

In October 2013, the board reviewed and upon recommendation of the compensation committee which consulted with Compensia on industry standards for director compensation of similarly situated companies, updated the director compensation arrangements. Starting in 2014, the annual retainer was increased to $35,000 with no per meeting fees except for a fee of $1,000 for each in-person meeting attended in a year in excess of the regularly scheduled four quarterly meetings. The Chairman of the board would receive an additional annual retainer of $20,000. The annual retainers for the Chairman and members of the audit committee were increased to $20,000 for the Chairman and $8,000 for the members. The annual retainers for the Chairman and members of the compensation committee were increased to $11,000 for the Chairman and $5,000 for the members. The annual retainers for the Chairman and members of the nominating and corporate governance committee were increased to $7,500 for the Chairman and $4,000 for the members. An annual retainer of $17,000 was established for the Chairman of the strategy committee and $7,000 for the members. There would be no per meeting fees for the audit, compensation, nominating and corporate governance, and strategy committee members except for a fee of $1,000 for each in-person meeting attended for such committees in any year in excess of six meetings but not more than ten meetings. All annual cash retainers would be paid on a quarterly basis and in the event a committee member or chair does not serve for the entire period between annual meetings of stockholders, his or her annual cash retainer would be prorated based on the period served.

Equity Award Program

Each of our non-employee directors is also entitled to participate in the director subplan of our 2012 Equity Incentive Plan (the “2012 Plan”). The director subplan provides for the grant of equity awards to our non-employee directors. The director subplan is designed to work automatically; however, to the extent administration is necessary, it would be provided by our board of directors.

Prior to October 2013, each eligible director would be granted an option to purchase 30,000 shares of our common stock on the date on which he or she first became a director (the “First Option”). Thereafter, each non-employee director would be granted a subsequent option to purchase 15,000 shares of our common stock on January 1 of each year if, on such date, he or she shall have served on our board of directors for at least six months (a “Subsequent Option”). In addition, an additional option to purchase 15,000 shares of our common stock (a “Committee Option”) would be granted on January 1 of each year to each non-employee director for each committee of the board on which he or she shall have served as a chairperson for at least six months.

In October 2013, the board reviewed and upon recommendation of the compensation committee which consulted with Compensia on industry standards for director compensation of similarly situated companies, updated the director equity award program. Starting in 2014, the grants of First Options and Subsequent Options to directors were eliminated. Instead, directors would be granted automatically under the director subplan on January 1 of each year 8,000 stock options and 4,000 restricted stock units, all of which would fully vest at the end of one year from the grant date. If a director is appointed for a term commencing during a calendar year, the director would be granted stock options and restricted stock units on the date of appointment and the number of stock options and restricted stock units granted would be based upon the number of days remaining in the in the calendar year following the date such person was nominated as a director. Notwithstanding the change to the director equity award program and in addition to the grants of 8,000 stock options and 4,000 restricted stock units on January 1, 2014 to all board members, the board determined that, for 2014 only, the automatic grant of stock options of 15,000 shares to committee chairs on January 1, 2014 would occur as scheduled.

The following table sets forth the compensation paid to each of our non-employee directors during fiscal year 2013.

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)
Thomas A. Lacey (2)	35,000	-	44,925	79,925
		-
Reuven Regev (3)	37,000	-	89,850	126,850
		-
Norman J. Rice III (4)	24,000	-	117,922	141,922

Gabi Seligsohn (5)	31,000	-	114,434	145,434
		-
Yair Seroussi (6)	40,000	-	44,925	84,925
		-
Norman Taffe (7)	23,000	-	117,922	140,922
		-
Kenneth Traub (8)	41,000	-	44,925	85,925
		-
Patrick Tanguy (9)	43,000	-	44,925	87,925

(1)

The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718.

(2)

On January 1, 2013, Mr. Lacey was granted a Subsequent Option (15,000) at an exercise price of $5.76 per share under the 93 Plan. As of December 31, 2013, Mr. Lacey had outstanding stock options to purchase 45,000 shares of our common stock.

(3)

On January 1, 2013, Mr. Regev was granted a Subsequent Option (15,000) and a Committee Option (15,000), each at an exercise price of $5.76 per share under the 90 Plan. As of December 31, 2013, Mr. Regev had outstanding stock options to purchase 75,000 shares of our common stock.

(4)

On June 12, 2013, in connection with Mr. Rice’s appointment as a director, he was granted a First Option (30,000) at an exercise price of $8.21 per share under the 93 Plan. As of December 31, 2013, Mr. Rice had outstanding stock options to purchase 30,000 shares of our common stock.

(5)

On May 2, 2013, in connection with Mr. Seligsohn’s appointment as a director, he was granted a First Option (30,000) at an exercise price of $7.82 per share under the 93 Plan. As of December 31, 2013, Mr. Seligsohn had outstanding stock options to purchase 30,000 shares of our common stock.

(6)

On January 1, 2013, Mr. Seroussi was granted a Subsequent Option (15,000) at an exercise price of $5.76 per share under the 93 Plan. As of December 31, 2013, Mr. Seroussi had outstanding stock options to purchase 155,000 shares of our common stock.

(7)

On June 12, 2013, in connection with Mr. Taffe’s appointment as a director, he was granted a First Option (30,000) at an exercise price of $8.21 per share under the 93 Plan. As of December 31, 2013, Mr. Taffe had outstanding stock options to purchase 30,000 shares of our common stock.

(8)

On January 1, 2013, Mr. Traub was granted a Subsequent Option (15,000) at an exercise price of $5.76 per share under the 93 Plan. As of December 31, 2013, Mr. Traub had outstanding stock options to purchase 45,000 shares of our common stock.

(9)

On January 1, 2013, Mr. Tanguy was granted a Subsequent Option (15,000) at an exercise price of $5.76 per share under the 93 Plan. As of December 31, 2013, Mr. Tanguy had outstanding stock options to purchase 165,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

All transactions between us and our officers, directors, principal stockholders and affiliates have been and will be approved by a majority of our board of directors, including a majority of our disinterested, non-employee directors on the board, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties. There were no related party transactions in 2013.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the Charter of the Audit Committee. Pursuant to this policy, our Audit Committee must review and approve any such transactions.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE

Our board of directors has unanimously determined that it would be in the best interests of the company and our stockholders to amend our restated certificate of incorporation, as amended, to declassify the board of directors and provide for the annual election of all directors, as described below. We are asking our stockholders to approve an amendment of the restated certificate of incorporation, as amended, which amendment is attached hereto as Appendix A.

Current Classified Board Structure

Article VII, Section A of our restated certificate of incorporation currently divides our directors into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one third of the directors stand for election each year.

Proposed Declassification of the Board

In May 2013, our board of directors approved the declassification of the board and directed management of the company to take all necessary steps to declassify the board at the 2014 annual meeting of stockholders. Subject to stockholder approval, beginning with this annual meeting, as each director’s existing three-year term expires, that director would then stand for election annually, and at our annual meeting of stockholders in 2016, all directors would stand for election annually. Specifically, at this annual meeting, if Proposal 2 is approved by stockholders, each Class II director elected by stockholders will hold office for a one-year term expiring at the 2015 annual meeting of stockholders. At the 2015 annual meeting of stockholders, if Proposal 2 has been approved at this annual meeting, each Class III director elected by stockholders will hold office for a one-year term expiring at the 2016 annual meeting of stockholders and the Class II directors previously elected also will need to be re-elected to continue to hold office for another one-year term expiring at the 2016 annual meeting of stockholders. At the 2016 annual meeting of stockholders, if Proposal 2 has been approved at this annual meeting, each Class I director elected by stockholders will hold office for a one-year term expiring at the 2017 annual meeting of stockholders and the Class II and Class III directors previously elected by stockholders also will need to be re-elected to continue to hold office for another one-year term expiring at the 2017 annual meeting of stockholders.

Rationale for Declassification of the Board

Our board of directors is committed to strong corporate governance policies and regularly considers and evaluates a broad range of corporate governance issues affecting the company. Our board recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, enhancing long-term planning, ensuring directors serving on our board have substantial knowledge of the company and increasing the protection against potentially abusive and unfair takeover tactics. Our board also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. After consideration of the foregoing and other factors, our board believes that the benefits of moving to annual elections outweigh the reasons for keeping a classified board.

Our board has unanimously determined that it is in the best interests of the company and our stockholders to eliminate the classified board structure as proposed. Therefore, our board has unanimously approved the proposed amendment to Article VII, Section A of our restated certificate of incorporation. The proposed changes to the restated certificate of incorporation are set forth below with additions indicated by italicized and underlined text and deletions indicated by strikethrough text.

ARTICLE VII

~~“Qualified Public Offering” as used in this Restated Certificate of Incorporation shall mean the Corporation’s initial firm commitment underwritten public offering pursuant to an effective registration under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price of not less than $10,000,000. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of a Qualified Public Offering:~~

A.     The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

~~The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~ Upon the filing of this Amendment to the Restated Certificate of Incorporation (the “Effective Date”), each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders, (ii) at the 2015 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders, and (iii) at the 2016 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (1) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Amendment and Restatement of the Bylaws

Our board of directors also approved the amendment and restatement of our amended and restated bylaws to eliminate the board’s classified structure, subject to and effective upon the filing of the amendment to the restated certificate of incorporation eliminating the classified board structure with the Secretary of State of the State of Delaware.

Required Vote

The affirmative vote of the holders of at least 66 2/3 percent (66-2/3%) of shares of our common stock is required to approve the amendment of our restated certificate of incorporation to eliminate the board’s classified structure. Abstentions and broker “non-votes” will have the same effect as “no” votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR Approving AN Amendment TO OUR RestateD Certificate of Incorporation to Eliminate the Classified Board Structure.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our audit committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be available via teleconference to respond to appropriate questions and to make a statement if he or she so desires, but no representative will be present at the annual meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the audit committee of the board of directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

In connection with the audit of the 2014 financial statements, we entered into an engagement agreement with Kost Forer Gabbay & Kasierer which set forth the terms by which Kost Forer Gabbay & Kasierer will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Kost Forer Gabbay & Kasierer as our independent auditors for fiscal year 2014. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors.

The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company’s management and Kost Forer Gabbay & Kasierer, the Company’s independent auditors.

2.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

3.

The audit committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.

The audit committee discussed with the Company’s senior management, Kost Forer Gabbay & Kasierer and internal auditors the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.

The audit committee has received the written disclosures and the letter from Kost Forer Gabbay & Kasierer required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. The audit committee considered whether the audit and non-audit services provided by Kost Forer Gabbay & Kasierer were compatible with maintaining its independence from the Company. Based on discussions with Kost Forer Gabbay & Kasierer, the audit committee determined that the audit and non-audit services provided to the Company by Kost Forer Gabbay & Kasierer were compatible with maintaining the independence of Kost Forer Gabbay & Kasierer.

6.

Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, that was filed with the Securities and Exchange Commission on March 17, 2014.

7.

The audit committee has also recommended the selection of Kost Forer Gabbay & Kasierer and, based on the committee’s recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer as the Company’s independent auditors for the fiscal year ending December 31, 2014. The board of directors is submitting the selection of Kost Forer Gabbay & Kasierer to the stockholders for ratification.

Submitted by the audit committee:

Patrick Tanguy (Chairman)

Thomas Lacey
Norman Rice
Yair Seroussi

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Kost Forer Gabbay & Kasierer performed services for us in fiscal 2012 and 2013 related to financial statement audit work, quarterly reviews, Forms S-8 reviews, tax services, special projects and other ongoing consulting projects. Fees paid or accrued to Kost Forer Gabbay & Kasierer in fiscal 2012 and 2013 were as follows:

	2012	2013
Audit Fees (1)	$360,000	$350,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	$162,930	$88,327
All Other Fees (4)	$51,842	$63,703
Total	$574,772	$502,030

(1)

Audit fees represent fees for the audit of consolidated financial statements for the fiscal years ended December 31, 2012 and 2013 and the review of financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees represent fees for accounting professional services on actual or contemplated transactions.

(3)

Tax fees represent fees for professional services rendered by our auditors for tax compliance, tax planning and tax advice on actual or contemplated transactions and advisory services for other tax compliance matters.

The audit committee approved 100% of the above set forth fees in 2012 and 2013.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Kost Forer Gabbay & Kasierer, our independent auditors, must be approved in advance by the audit committee to assure that such services do not impair the auditors’ independence from the company. In January 2004, the audit committee adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the audit committee prior to being performed. The audit committee may delegate authority to pre-approve audit and non-audit services to any member of the audit committee, but may not delegate such authority to management. Our independent auditors and Chief Financial Officer are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

PROPOSAL NO. 4

Advisory Vote on compensation of the Named Executive Officers

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2013 annual meeting of stockholders. At our 2013 annual meeting, our stockholders approved the proposal, with approximately 70% of the votes cast voting in favor of the proposal. At our 2011 annual meeting, our stockholders voted to recommend, on an advisory basis, that advisory votes on executive compensation be held every year. After consideration of the 2011 voting results, our board of directors elected to hold a stockholder “say-on-pay” vote annually. Accordingly, this year we are again asking our stockholders to vote “For” the compensation of our executive officers as disclosed in this proxy statement. Our board of directors and our compensation committee value the opinions of our stockholders. We will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation arrangements must provide our named executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the company and their personal performance. We believe our executive compensation arrangements strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

●

Our compensation arrangements for the named executive officers are simple, consisting principally of base salary, annual bonus, which may or may not be awarded annually at the discretion of the compensation committee prior to 2011 and based on a performance-based bonus plan starting in 2011, and long-term incentive award, in the form of stock options, stock appreciation rights or restricted stock units, which again may or may not be awarded annually at the discretion of the compensation committee.

●

We provide a significant part of executive compensation in the form of performance based incentives. Starting in 2011, our board established a performance-based bonus plan whereby bonuses are awarded under the plan based on achievement of the company’s financial goals based on an annual budget approved by our board. The financial goals under the performance-based bonus plans are generally challenging. Bonuses under the performance-based plan are capped and a significant portion of the bonuses would not be payable for a particular year if the company fails to achieve such financial goals. No bonuses were paid to our executive officers under the 2011 and 2012 performance-based bonus plans as a result of failure to meet the financial goals under the respective plans.

●

A significant portion of our named executive officer’s compensation is in the form of long-term incentive awards, currently consisting of stock options, stock appreciation rights and restricted stock units. Generally, such equity awards vest 25% on the first anniversary of the grant date and the remaining equity awards vest quarterly over the following three years.

●

We align base salaries with strong pay-for-performance orientation and our compensation committee generally takes a conservative approach on base salary increases. For example, the base salaries of our named executive officers were reduced in 2009 by ten percent from their respective 2008 amounts in consideration of deteriorating market conditions, our financial performance and the company’s desire to reduce operating expenses. The base salaries were restored to their respective 2008 amounts in 2010 for all our named executive officers. Our named executive officers did not receive any increases to their base salary in 2011 or 2012. Only in 2013 did our Chief Executive Officer and Chief Financial Officer receive an increase of approximately 9% in their respective base salaries.

●	We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

●	We do not provide tax gross-ups to our named executive officers.

●	None of the employment agreements with our named executive officers includes any “single trigger” change-in-control provisions or golden parachute arrangements.

●	The perquisites offered to our named executive officers based in Israel are those generally provided to all of our employees based in Israel.

●

The compensation committee is updated on compensation best practices and trends. The committee from time to time as appropriate engages the services of a compensation consultant to provide advice on compensation trends and market information to assist the committee in designing our compensation programs and making compensation decisions.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, and therefore it is not binding on the company, the compensation committee or our board of directors. The compensation committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Required Vote

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 4. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting and Considered for Inclusion in our Proxy Materials. In addition to submitting information related to the proposal as described elsewhere in this proxy statement, pursuant to Rule 14a-8 under the Exchange Act and the Company’s bylaws, stockholder proposals intended for consideration by the Company for presentation and inclusion in its proxy materials for the annual meeting of stockholders to be held in 2015 must be received by Dror Levy, Secretary, DSP Group, Inc., 2161 S. San Antonio Road, Suite 10, Los Altos, CA 94022, no later than [●] in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority. The proxies to be solicited by our board of directors for the 2015 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by [●].

OTHER MATTERS

Annual Report

Our annual report for the fiscal year ended December 31, 2013 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2013 is included in the annual report for the fiscal year ended December 31, 2013, which is mailed concurrently with the mailing of these proxy materials. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the annual meeting, this proxy statement and the proxy card are available for your review, print and download on our website at www.dspg.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices or by phone at (408) 986-4300, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors, Ofer Elyakim Chief Executive Officer

April [●], 2014
Los Altos, California

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

This Proxy is Solicited on Behalf of
The Board of Directors of DSP Group, Inc.
For the 2012 Annual Meeting of Stockholders

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April [●], 2014, the Company’s Annual Report for the year ended December 31, 2013 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and hereby appoints Ofer Elyakim and Dror Levy, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company to be held on Monday, June 9, 2014, at 8:30 a.m., local time, at the InterContinental New York Barclay, 111 East 48th Street, New York City, New York, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES, (2) FOR PROPOSALS 2, 3 AND 4, AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.     ELECTION OF THREE CLASS II DIRECTORS EACH TO SERVE UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS (IF PROPOSAL 2 IS APPROVED) OR UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS (IF PROPOSAL 2 IS NOT APPROVED):

____FOR the nominees listed below (except as indicated)	____WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for the following nominees, strike a line through such nominee’s name listed below.

Ofer Elyakim

Gabi Seligsohn

Yair Seroussi

2.     PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPNAY, AS AMENDED, TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS:

_____FOR	_____AGAINST	_____ABSTAIN

3.     PROPOSAL TO RATIFY THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2014:

_____FOR	_____AGAINST	_____ABSTAIN

4.     ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS COMPENSATION:

_____FOR	_____AGAINST	_____ABSTAIN

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

DATED: _____________________, 2014

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Appendix A

PROPOSED CERTIFICATE OF AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION
OF

DSP GROUP, INC.

DSP Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a special telephonic meeting of the Board of Directors of DSP Group, Inc. duly held on May 28, 2013, and pursuant to an unanimous written consent of the Board of Directors, effective March 25, 2014, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to the approval of the stockholders of this Corporation, Section A of Article VII of this Corporation’s Restated Certificate of Incorporation be amended to read in full as follows:

“The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

Upon the filing of this Amendment to the Restated Certificate of Incorporation (the “Effective Date”), each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders, (ii) at the 2015 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders, and (iii) at the 2016 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (1) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on June 9, 2014, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Restated Certificate of Incorporation was voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, DSP Group, Inc. has caused this certificate to be signed by Dror Levy, Chief Financial Officer and Secretary on this [●]th day of [●], 2014.

By:	___________________ Dror Levy Chief Financial Officer and Secretary